UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2013
Date of Report (Date of earliest event reported)

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7150 E. Camelback Road, Suite 220
Scottsdale, Arizona 85251
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

This Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Kona Grill, Inc. (“the Company”) with the Securities and Exchange Commission on May 6, 2013. On April 30, 2013, the Company held its Annual Meeting of Stockholders (“Annual Meeting”). For more information on the following proposals, see the Company’s proxy statement dated March 18, 2013, the relevant portions of which are incorporated herein by reference. Below are the final voting results.

(1)	The stockholders elected each of the Class II directors to serve for a three-year term expiring in 2016:

	For	Against	Broker Non-Votes
Marcus E. Jundt	5,395,229	993,517	1,576,082
Leonard M. Newman	6,263,421	125,325	1,576,082
Anthony L. Winczewski	6,047,911	340,835	1,576,082

(2)	The stockholders approved an advisory resolution on executive compensation for the Company’s Named Executive Officers:

For	6,288,154	98.4%
Against	99,879	1.6%
Abstain	713	0.0%
Broker Non-Votes	1,576,082

(3)	The stockholders approved an advisory vote on the frequency of future advisory votes on executive compensation for every three years:

Three Year	3,287,284	51.5%
Two Year	116,343	1.8%
One Year	2,983,399	46.7%
Abstain	1,720	0.0%

(4)	The stockholders ratified the appointment of Ernst & Young LLP as the independent auditor for the fiscal year ending December 31, 2013:

For	7,961,497	100.0%
Against	585	0.0%
Abstain	2,746	0.0%

The Company's Board of Directors has considered the results of the stockholder advisory vote on the frequency of future advisory votes on executive compensation (Say-on-Pay votes), in which the option to hold Say-on-Pay votes every three years received the highest number of votes cast by stockholders and was thus selected.  The Board also considered the factors that led it to recommend that stockholders vote to hold Say-on-Pay votes every three years, as described in the definitive proxy statement dated March 18, 2013.  Therefore, the Board has determined to include the Say-on-Pay vote in the Company's proxy materials every three years, until the next advisory vote on the frequency of stockholder votes on the compensation of executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2013	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer